Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm; Legal Counsel” and to the use of our report dated September 30, 2017, in the Registration Statement (Form N-2) of Infinity Long/Short Equity Fund, LLC dated October 4, 2017.

/s/ Warren Averett, LLC

Atlanta, GA
October 4, 2017